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                                                                     Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
P-1
                        FAMILY HOME HEALTH SERVICES INC.
                            SERIES A PREFERRED STOCK
                           PAR VALUE $0.001 PER SHARE


100,000,000 Shares Authorized Common      10,000,000 Shares Authorized Preferred

This is to Certify that _____________________  is the owner of

                --_________________ (____________________) --              fully
paid and               non-assessable Series A Preferred Shares of the above
Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signature of its duly authorized officers.

Dated ____________________


Kevin R. Ruark, President                    Vicki L. Welty, Secretary

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FOR VALUE RECEIVED,


hereby sell, assign and transfer unto
________________________________________________________________________________
(______________________________) Shares of the Series A Preferred Shares represented by the within certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________________


                                                Signature

                                                Signature Guaranteed By:


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